EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Lisa Bascom	Joseph Hassett
Interphase Corporation	Interphase Corporation
214-654-5000	866-630-INPH
pr@iphase.com	ir@iphase.com

Interphase Schedules Fourth Quarter and Full Year 2013 Earnings Conference Call

Initial penveu General Availability Ship Date to be Announced on the Call

PLANO, Texas – February 4, 2014 -- Interphase Corporation (NASDAQ: INPH), a diversified information and communications technology company, is scheduled to announce its fourth quarter and full year 2013 results on Thursday, March 27, 2014 after market close. This earnings release date is later than it has been in prior years in order to align the timing of all earnings release dates with our planned financial statement filing dates in 2014. This is a standard practice of other NASDAQ companies of similar size to Interphase.

The company also expects to announce the timing of the general availability of penveu on this call, as well as the initial penveu ship date, which is currently targeted to be sometime in the second quarter of 2014. “We are very excited about the progress we are making on penveu and are looking forward to announcing the initial ship date of this revolutionary product,” said Gregory B. Kalush, CEO and President of Interphase. “In fact we will be privately demonstrating penveu to our distributors and partners during the Texas Computer Education Association “TCEA” Exposition in Austin, Texas on February 5th and 6th.”

A conference call is scheduled for Thursday, March 27, 2014 at 4:30 p.m. CT to discuss the financial results and the status of penveu. You may listen to the call on a live Webcast available by registering on the Company’s web site (www.iphase.com/about/investor) or you may participate in the call by dialing 1-866-630-4674 to request the dial-in information for the conference call.

Date: March 27, 2014

Time: 4:30 PM CT

Register to listen via Internet: http://www.iphase.com/about/investor/

Telephone: 1-866-630-4674 (to register for call)

About Interphase

Interphase Corporation (NASDAQ: INPH) is a diversified information and communications technology company, committed to innovation through the process of identifying, developing and introducing new products and services. The Company provides its customers solutions for connectivity, interworking and packet processing.  Clients of the Company’s communications networking products include Alcatel-Lucent, Fujitsu Ltd., Genband, Hewlett Packard, Oracle, and Samsung.

The Company also offers engineering design and manufacturing services to customers from a wide variety of industries within the electronics market.

Interphase recently expanded its business to include penveu®, a handheld device that adds interactivity to the installed base of projectors and large screen displays, making any flat surface, from pull down screens to HDTVs, an interactive display system. penveu is an affordable and portable solution that targets the education and enterprise markets.

The Company, founded in 1974, is headquartered in Plano, Texas, with manufacturing facilities in Carrollton, Texas, and sales offices in the United States and Europe. For more information, please visit our websites at www.iphase.com and www.penveu.com.

Forward-Looking Statements

This press release contains forward-looking statements about the business, financial condition and prospects of the Company. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including (without limitation) effects of the ongoing issues in global credit and financial markets, our reliance on a limited number of customers, the lack of spending improvements in the telecommunications and computer networking industries, significant changes in product demand, the development and introduction of new products and services, changes in competition, various inventory risks due to changes in market conditions and other risks and uncertainties indicated in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

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Interphase, the Interphase logo, and penveu are trademarks or registered trademarks of Interphase Corporation. All other trademarks are the property of their respective owners.